UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2006

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14101 Capital Boulevard, Youngsville, North Carolina 27596

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 556-7235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 2 to Credit and Guaranty Agreement

On December 22, 2006, Xerium Technologies, Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Credit and Guaranty Agreement, dated as of May 18, 2005 (the “Credit Agreement”) as modified by Amendment No. 1 thereto, by and among Xerium Technologies, Inc., certain subsidiaries of the Company, Citigroup Global Markets, Inc. and CIBC World Markets plc, as Joint Lead Arrangers and Lead Bookrunners, Citigroup Global Markets, Inc. and CIBC World Markets plc, as Syndication Agents, Citicorp North America, Inc., as Administrative Agent, Citicorp North America, Inc., as Collateral Agent, and the other lenders party thereto.

The Amendment includes, among other changes, the following changes:

•	A loosening of the interest coverage ratio covenant from the fourth quarter of 2006 through 2012 and the leverage ratio covenant from 2007 through 2012, as set forth in Sections 1.7 and 1.8 of the Amendment.

•	Changes to the Pre-Dividend Free Cash Flow test to limit the amount of quarterly dividends that the Company may pay in 2007 to 11.25% of Pre-Dividend Free Cash Flow (as defined in the senior credit facility) for the preceding four quarters and to limit the amount of quarterly dividends that the Company may pay commencing December 31, 2007 to 18.75% of Pre-Dividend Free Cash Flow for the preceding four quarters.

•	Dividends applied to newly-issued or treasury shares of common stock of the company pursuant to a dividend reinvestment plan will not be treated as dividend payments for the purpose of the Pre-Dividend Free Cash Flow test and will not reduce Excess Cash (as defined in the Credit Agreement).

•	The amount to which the balance on the revolving credit facility must be reduced to for at least 30 consecutive days during each fiscal year is increased from zero to $20 million.

•	Changes in specially permitted capital expenditures for Brazil that shifts $3.8 million of the amount specially permitted for 2006 to 2008 such that the specially permitted amounts are $4.6 million for 2006, $8.2 million for 2007 and $3.8 million for 2008. Additionally, the permitted use of these capital expenditures is changed from the expansion of press felt production capacity in Brazil to the expansion of production capacity in Brazil.

•	The applicable margin on the revolving and term loans is increased by 0.25% and subject to a further increase of an additional 0.25% in the event that the indebtedness under the senior credit facility is rated lower than B1 by Moody’s or lower than B+ by Standard & Poor’s.

The Company paid an amendment fee of $1,420,139.40 in connection with the Amendment.

The above description of the Amendment is qualified in its entirety by reference to the terms of the Amendment attached hereto as Exhibit 10.1.

The agents and certain lenders under the Amendment, and their affiliates, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Company and have received, and may in the future receive, customary compensation from the Company in connection with these services.

Letter Agreement Regarding Dividends

On December 22, 2007, the Company entered into a letter agreement with Apax WW Nominees Ltd. and Apax-Xerium APIA LP (collectively the “Apax Entities”).

As of December 21, 2007 the Apax Entities held in the aggregate 22,897,712 shares of common stock of the Company. Michael Phillips, a member of the Board of Directors of the Company is a manager of Apax Partners Beteiligungsberatung GmbH, an entity indirectly advising Apax Europe IV GP, L.P., of which Apax Europe IV GP Co Ltd is the managing general partner. Apax Europe IV GP LP is the managing general partner of Apax Europe IV-A, L.P. and of Apax-Xerium APIA LP. Apax WW Nominees Ltd. holds shares in the Company as custodian and on behalf of Apax Europe IV-A, L.P. Mr. Phillips disclaims beneficial ownership of the securities held by the Apax Entities except to the extent of his pecuniary interest therein. Under the letter agreement, the Apax Entities agree that upon the establishment of a dividend reinvestment plan, in accordance with and pursuant to the terms of such plan the Apax Entities will reinvest at a minimum the Calculated Portion (as defined below) of all of the cash dividends received by them on or prior to December 31, 2007 in respect of the common stock of the Company held by them. The Calculated Portion is defined as, in the case of a particular cash dividend declaration of the Company, the lesser of (i) such percentage that would cause the percentage of aggregate cash dividends to be paid on the Company’s common stock with respect to a particular cash dividend declaration that are reinvested in the common stock of the Company through the dividend reinvestment plan to be at least 50% and (ii) 100% of the cash dividends received by the Apax Entities. The letter agreement further provides that on or before December 31, 2007, the Apax Entities will not transfer any shares of common stock of the Company held by them unless, prior to the transfer, the transferee agrees in writing with the Company to be bound by the terms of the letter agreement with respect to the shares transferred. In addition, the letter agreement sets forth certain terms with respect to shares acquired by the Apax Entities under the dividend reinvestment plan relating to the Registration Rights Agreement, dated as of May 19, 2005, by and among the Company and the other parties thereto.

The above description of the letter agreement is qualified in its entirety by reference to the terms of the letter agreement attached hereto as Exhibit 10.2.

Item 7.01. Regulation FD Disclosure.

On December 22, 2006, Xerium Technologies, Inc. issued a press release reporting that it (i) had secured an amendment to the Credit Agreement, (ii) expects to adopt a dividend reinvestment plan in the first quarter of 2007 and (iii) entered into an agreement with certain shareholders with respect to a dividend reinvestment plan. A copy of this press release is included as Exhibit 99.1 to this Form 8-K and shall be deemed “furnished” in accordance with General Instruction B.2. to Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 2, dated as of December 22, 2006, to the Credit Agreement.

10.2	Letter Agreement, dated as of December 22, 2006, by and among Xerium Technologies, Inc., Apax WWW Nominees Ltd. AE4, Apax WW Nominees Ltd. and Apax Xerium APIA LP.

99.1	Press Release of Xerium Technologies, Inc. dated December 22, 2006 relating to an amendment of the Credit Agreement, the expected adoption of a dividend reinvestment plan in the first quarter of 2007 and an agreement with certain shareholders with respect to a dividend reinvestment plan. Exhibit 99.1 to this Form 8-K shall be deemed “furnished” in accordance with General Instruction B.2. to Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: December 22, 2006	By:	/s/ Michael P. O’Donnell
	Name:	Michael P. O’Donnell
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment No. 2, dated as of December 22, 2006, to Credit Agreement.

10.2	Letter Agreement, dated as of December 22, 2006, by and among Xerium Technologies, Inc., Apax WWW Nominees Ltd. AE4, Apax WW Nominees Ltd. and Apax Xerium APIA LP.

99.1	Press Release of Xerium Technologies, Inc. dated December 22, 2006 relating to an amendment of the Credit Agreement, the expected adoption of a dividend reinvestment plan in the first quarter of 2007 and an agreement with certain shareholders with respect to a dividend reinvestment plan.